EXHIBIT 99.1

Press Release                                            Source: Zanett, Inc.

          Zanett Announces 2nd Quarter Record Revenue and Net Income

NEW YORK--August 19, 2003--ZANETT, INC. (NASDAQ : ZANE) today announced record revenue of $ 4,254,920 and net income of $ 117,496 for the quarterly period ending June 30th, 2003. The increase in revenue and the net income for the period reflects the Company's progress in growing the IT Commonwealth(TM) and diversification into the government sector of the information technology services market.

David McCarthy, Zanett's CEO, commented, " Our operating units have performed admirably within the challenging economic environment of the period. Profits and satisfied customers further validate that our slogan, "Superb Companies, Superb Solutions" aptly describes our mission of serving both our shareholders and clients.

Claudio Guazzoni, Zanett's president added, "The IT Commonwealth(TM) business model of assembling premiere IT consultancies within a decentralized management structure is receiving increased market recognition. Our acquisition efforts are now focused on companies that will accelerate our earnings trend and provide additional capabilities to our current IT Commonwealth(TM) members."

For the three and six months ended June 30, 2003, the Company recognized revenues of $4,254,920 and $7,649,556, respectively, compared with revenue of $2,465,406 and $3,838,732, respectively, during the three and six months ended June 30, 2002. The growth in the Commercial IT Services segment reflects the results of BCG for the entire three and six month periods, whereas the 2002 periods included BCG for only one month. Revenues of the Commercial IT Services segment were slightly below expectations for the period due to increased competition in the IT services market that resulted from the impact of geopolitical uncertainties on the economy as a whole and the continued weakness in IT spending. However, this slowdown was more than offset by growth in the Government IT Services sector, which is, relatively, a more stable market. Management's diversification of the business with the acquisition of Paragon provided the Company with an entree into this market sector.

Zanett generated operating income of $323,839 and $197,405, respectively, for the three and six months ended June 30, 2003, which reflects a significant improvement from operating income of $20,804 and an operating loss of $873,849, respectively, reported for the same periods in 2002. This growth reflects successful implementation of three key management initiatives: (1) continued growth of the Commonwealth through acquisition; (2) elimination of the Development segment; and, (3) reduction in corporate stock compensation charges.

The following are the condensed financial statements of the Company as of June 30, 2003. These should be read in conjunction with the accompanying notes included in the Company's 10-QSB filing.

Zanett, Inc.
Condensed Consolidated Balance Sheets

                                                              June 30,
                                                                2003          December 31,
                                                             (Unaudited)         2002
                                                            ------------      ------------
Assets
Current assets:
       Cash and cash equivalents                            $  1,235,274      $  1,402,180
       Accounts receivable                                     3,096,113         1,736,711
       Unbilled revenue                                           60,684           188,835
       Prepaid expenses and other current assets                 235,852           132,143
                                                            ------------      ------------
              Total current assets                             4,627,923         3,459,869

Property and equipment, net                                      214,222           194,018
Loans receivable                                                 394,613           694,614
Notes receivable, net                                             62,000            68,835
Interest receivable                                              130,812            88,058
Goodwill                                                      12,432,120        10,530,690
Investments                                                      450,000           450,000
Other assets                                                      16,255            62,576
                                                            ------------      ------------
              Total assets                                  $ 18,327,945      $ 15,548,660
                                                            ============      ============

Liabilities and stockholders' equity
Current liabilities:
       Accounts payable                                     $    464,511      $    231,770
       Accrued expenses                                        1,320,487         1,065,012
       Income taxes payable                                       54,194           141,156
       Other current liabilities                                 126,668           779,000
       Deferred revenue                                           76,720                 -
       Deferred income taxes                                      17,680                 -
       Capital lease obligation                                    6,148            15,170
                                                            ------------      ------------
              Total current liabilities                        2,066,408         2,232,108

Note payable, related party                                    4,575,000         4,575,000
Long-term debt                                                 1,500,000                 -
Deferred income taxes                                             69,416            72,777
                                                            ------------      ------------
              Total liabilities                                8,210,824         6,879,885
                                                            ------------      ------------
Commitments

Stockholders' equity
       Preferred stock, $0.001 par value; 10,000,000 shares
          authorized; none issued and outstanding                      -                 -
       Common stock, $0.001 par value; 50,000,000 shares
          authorized; 27,642,772 and 26,856,971 shares
          issued and outstanding, respectively                    27,643            26,857
       Additional paid-in capital                             19,673,819        18,045,074
       Treasury stock, at cost - 1,600 shares                     (3,320)                -
       Notes receivable for stock subscriptions               (1,647,686)       (1,647,686)
       Deferred compensation                                     (97,365)         (105,652)
       Accumulated deficit                                    (7,835,970)       (7,649,818)
                                                            ------------      ------------
               Total stockholders' equity                     10,117,121         8,668,775
                                                            ------------      ------------

              Total liabilities and stockholders' equity    $ 18,327,945      $ 15,584,660
                                                            ============      ============


Zanett, Inc.
Condensed Consolidated Statements of Operations

<CAPTION?
                                                      Three Months Ended June 30,   Six Months Ended June 30,
                                                      ---------------------------   -------------------------
                                                          2003           2002           2003          2002
                                                      -----------    ------------   -----------   -----------
Services revenue                                      $ 4,254,920    $  2,465,406   $ 7,649,556   $ 3,838,732
                                                      -----------    ------------   -----------   -----------
Operating expenses:
  Costs of services                                     2,472,036       1,369,939     4,707,152     2,291,772
  Selling and marketing                                   269,936         188,419       608,197       240,505
  General and administrative (including non-cash
    compensation and consulting expense of
    $19,055, $249,383, $33,547 and $651,487)            1,189,109         886,244     2,136,802     1,871,691
  Impairment charges                                            -               -             -       308,613
                                                      -----------    ------------   -----------   -----------
    Total operating expenses                            3,931,081       2,444,602     7,452,151     4,712,581
                                                      -----------    ------------   -----------   -----------
       Operating income/(loss)                            323,839          20,804       197,405      (873,849)
                                                      -----------    ------------   -----------   -----------

Other (income)/expense:
  Interest income                                         (30,444)        (57,949)      (65,956)     (112,553)
  Interest expense                                        182,645          68,044       364,336       110,449
  Other income                                               (235)         (2,759)       (5,494)       (2,759)
                                                      -----------    ------------   -----------   -----------
    Total other (income)/expense                          151,966           7,336       292,886        (4,863)

Equity in losses of affiliates                                  -               -             -         4,836

Minority interest                                               -          22,301             -       136,192
                                                      -----------    ------------   -----------   -----------
Income/(loss) before income taxes                         171,873          35,769       (95,481)     (737,630)

Income tax expense                                         54,377          38,691        90,671        10,383
                                                      -----------    ------------   -----------   -----------
Net income/(loss)                                     $   117,496    $     (2,922)  $  (186,152)  $  (748,013)
                                                      ===========    ============   ===========   ===========
Income/(Loss) per share - basic                       $      0.00    $      (0.00)  $     (0.01)  $     (0.03)
                                                      ===========    ============   ===========   ===========
Income/(Loss) per share - diluted                     $      0.00    $      (0.00)  $     (0.01)  $     (0.03)
                                                      ===========    ============   ===========   ===========

Zanett, Inc.
Condensed Consolidated Statements of Cash Flows

                                                                   Six Months Ended June 30,
                                                                  ---------------------------
                                                                     2003             2002
                                                                  -----------      ----------
Cash flows from operating activities:
Net loss                                                          $  (186,152)     $ (748,013)
Adjustments to reconcile net loss to net cash used in
     operating activities:
          Depreciation and amortization                                78,838          50,777
          Stock based compensation and services                        33,547         651,487
          Provision for doubtful notes from employee                        -          29,679
          Impairment charges                                                -         308,613
          Minority interest                                                 -        (136,192)
          Deferred income taxes                                       (17,681)        (41,360)
          Contributed services from management                              -          95,000
          Other                                                        (4,429)          4,836
          Changes in:
               Accounts receivable                                   (946,988)       (926,523)
               Unbilled revenue                                       536,646               -
               Interest receivable                                    (42,754)        (61,281)
               Prepaid expenses and other current assets              (74,459)        (53,839)
               Notes receivable                                             -          18,453
               Other assets                                            55,346               -
               Accrued expenses                                       (87,693)       (229,695)
               Accounts payable                                       227,144         195,021
               Income taxes payable                                   (86,962)              -
               Deferred revenue                                        21,692          (7,298)
                                                                  -----------      ----------
     Net cash used in operating activities                           (493,905)       (850,335)
                                                                  -----------      ----------
Cash flows from investing activities:
     Cash paid for acquisitions, net of cash acquired              (1,191,907)     (2,792,979)
     Cash paid for contingent consideration related
       to the BBT acquisition                                        (253,332)              -
     Additions to property and equipment                              (15,420)        (58,389)
     Investments in affiliate companies                                     -         (50,000)
     Collection of note receivable                                    300,000         360,315
                                                                  -----------      ----------
     Cash flows used in investing activities                       (1,160,659)     (2,541,053)
                                                                  -----------      ----------
Cash flows from financing activities:
     Sale and issuance of restricted common stock                           -         280,000
     Issuance of notes payable to related party                             -       3,075,000
     Issuance of long-term debt                                     1,500,000            -
     Short term borrowings                                                  -          95,135
     Purchase of treasury stock                                        (3,320)              -
     Capital lease payments                                            (9,022)        (15,037)
                                                                  -----------      ----------
     Cash flows provided by financing activities                    1,487,658       3,435,098
                                                                  -----------      ----------
Net (decrease)/increase in cash and cash equivalents                 (166,906)         43,710
Cash and cash equivalents, beginning of period                      1,402,180         800,258
                                                                  -----------      ----------
Cash and cash equivalents, end of period                          $ 1,235,274      $  843,968
                                                                  ===========      ==========

Supplemental cash flow information:
Income taxes paid                                                 $   212,592      $   52,250
                                                                  ===========      ==========
Interest paid                                                     $   270,996      $    2,733
                                                                  ===========      ==========

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, among other things, future events or Zanett, Inc.'s future financial performance. In some cases, forward-looking statements can be identified by terminology including, but not limited to, "may," "will," "could", "should," "expects," "plans,"
"anticipates" "believes," "estimates," "projects," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology.
These statements include, but are not limited to, statements regarding: the expected benefits of the Company's acquisitions such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined companies. These statements involve, among other things, known and unknown risks, uncertainties and other factors that may cause Zanett, Inc.'s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In evaluating these statements, various factors should be considered, including the risk that Zanett, Inc.'s, and its operating subsidiaries' businesses will not be coordinated and integrated successfully, and disruptions from acquisitions will make it more difficult to maintain relationships with clients, lenders, employees, suppliers or other constituents. For a discussion of additional factors that could cause Zanett, Inc.'s results to differ materially from those described in the forward-looking statements, please refer to Zanett, Inc.'s filings with the Securities and Exchange Commission, including, but not limited to, the sections titled "Special Note Regarding Forward-Looking Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors" in Zanett, Inc.'s 2002 Annual Report on Form 10-KSB.

About Zanett, Inc. (www.zanettinc.com)

Zanett, Inc. is an information technology (IT) services company. It is building an innovative new delivery platform called The IT Commonwealth (TM) by acquiring profitable IT consulting firms that serve Fortune 500 caliber companies and governmental agencies.

The commonwealth business model preserves the culture, management and business practices responsible for the success of the acquired entities, while increasing competitive advantage and maximizing the financial and operating performance of the IT Commonwealth(TM) as a whole. Commonwealth members provide their services individually, but leverage the capabilities of the Commonwealth collectively.

Commonwealth members focus on their core technical skill sets by availing themselves of corporate services provided by the Company such as: legal support; financial and accounting assistance; employee benefits; recruiting and other human resources administration; and network management and maintenance. The Company facilitates cross-selling, knowledge-transfer, and resource-sharing among Commonwealth members, while preserving the autonomy and individual strengths of each.

Commonwealth members seek to offer solutions that meet or exceed client expectations, are delivered on time and within budget, and achieve superior returns on investment. Their offerings include systems planning and design, business process engineering, applications development, training and systems integration services that help clients maximize value from existing technology investments, employ new technology to make core business transactions more efficient, manage knowledge and information, or facilitate enterprise procurement and communications.

The rigorous selection process undertaken prior to acquiring Commonwealth members ensures that only best practices and the very best personnel are offered to clients. Because of the very high standards of admission, Commonwealth members are with confidence able to cross-sell and provide more comprehensive solutions to meet customer needs. Commonwealth candidates typically achieve a minimum of $4-20 million in annual revenues and $1-4 million in EBITDA. Each Commonwealth candidate must also have superb people, superb reputations, superb customers and a superb operating history.


Contact:
     Zanett, Inc., New York
     Claudio Guazzoni or David McCarthy, 212/980-4600 corprelations@zanett.com